SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 2, 2004

webMethods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15681	54-1807654
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3930 Pender Drive
Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (703) 460-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     webMethods, Inc., a Delaware corporation (the “Company”), has agreed in principle to enter into a consulting arrangement with Phillip Merrick, former Chairman and Chief Executive Officer of the Company, under which Mr. Merrick will provide certain transition services to the Company for a period of one year in exchange for compensation at the rate of $30,000 per month and continuation of medical coverage for Mr. Merrick and his family during the consulting term. Under the consulting arrangement, the Company will also provide certain administrative support to Mr. Merrick during the consulting term.

     On October 2, 2004 in connection with the appointment of David Mitchell to serve as Chief Executive Officer of the Company, the Board of Directors of the Company approved an increase in Mr. Mitchell’s annual salary for service as President and Chief Executive Officer of the Company to $400,000 and on-target cash incentive compensation for which he would be eligible to receive up to 100% of his then-current salary. The Company’s Board of Directors also approved a grant to Mr. Mitchell of a stock option under the Company’s Amended and Restated Stock Option Plan to purchase 475,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on Friday, October 1, 2004.

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

     On October 2, 2004, Phillip Merrick resigned as Chief Executive Officer and Chairman of the Board and as a director of the Company due to health reasons. There was no disagreement between Mr. Merrick and the Company which led to his resignation.

     Upon Mr. Merrick’s resignation, David Mitchell was appointed to serve as the President and Chief Executive Officer of the Company and as a non-independent Class III director, and William V. Russell was appointed as the non-executive Chairman of the Board of Directors of the Company. Mr. Mitchell will not currently serve on any permanent committee of the Company’s Board of Directors.

     Mr. Mitchell’s career at the Company began in December 1997 as vice president of sales, and he served as vice president of worldwide sales from September 1999 through December 1999. He has served as the Company’s chief operating officer from January 2000 to October 2004 and as president since January 2001. Throughout his tenure at the Company, Mr. Mitchell has played a major role in all facets of its business and in overseeing the Company’s global sales organization, as well as its marketing, industry solutions, business development, and customer service operations. Prior to joining the Company, Mr. Mitchell held a variety of executive positions at various companies, including president and CEO of VYCOR from 1993 to 1995, which was acquired in 1995 by McAfee Software. Mr. Mitchell is 39 years old.

     There is no employment agreement between the Company and Mr. Mitchell, and the principal terms of his compensation with the Company are described in Item 1.01 of this Form 8-K. In addition, David Mitchell is party to an agreement with the Company under which he may continue to receive base salary and benefits in certain circumstances after his resignation or termination of employment. Under that agreement, the Company is obligated for one year, or, if earlier, until he accepts full-time employment with another employer, to pay Mr. Mitchell his then-current base salary and provide him with all benefits provided to him immediately prior to the termination of his employment if he is terminated without cause (as defined by the agreement) or resigns for certain reasons, including, a reduction in base salary, a reduction or a change in his authorities, duties or job responsibilities or a geographic relocation without consent of more than 30 miles from his current office location. The Company is also obligated to pay one and one-half times the value of Mr. Mitchell’s then-current annual base salary and annual on-target bonus or incentive compensation amount, and to pay for 18 months the life, disability, accident and health insurance benefits provided to him immediately prior to the termination of his employment if he is terminated without cause (as defined by the agreement) or resigns for certain reasons, including, a reduction in base salary, a reduction or change in his authorities, duties or job responsibilities or a geographic relocation without consent of more than 30 miles from his office location at the date of the agreement within one year after a change in control (as defined by the agreement) of the Company. For purposes of that provision, a “change of control” occurs if (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power of the then-outstanding securities of the Company, (ii) in any two year period, persons who constitute the Board of Directors of the Company at the beginning of that period cease to constitute a majority of the Board of Directors unless each director who was not a member of the Board at the beginning of the two-year period was elected in advance by at least two-thirds of the directors then in office who were serving at the beginning of the two-year period, (ii) the stockholders of the Company approve a merger or consolidation involving the Company and resulting in a change of ownership of a majority of the then-outstanding shares of capital stock of the Company or (iii) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

     Stock options granted to employees (including Mr. Mitchell) under the Company’s Amended and Restated Stock Option Plan generally provide for accelerated vesting if, within one year after a change of control of the Company, there is either a termination of the participant’s employment other than for cause (as defined in the stock option agreement) or a voluntary termination by participant of employment within 90 days after good reason (as defined in the agreement) first exists. For purposes of that provision, a “change of control” occurs if (i) a person or group acquires direct or indirect ownership of not less than a majority of the then-outstanding voting securities of the Company, (ii) the stockholders of the Company approve a merger or consolidation involving the Company and resulting in a change of ownership of a majority of the then-outstanding shares of voting securities of the Company or (iii) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

     Mr. Russell is not an employee or officer of the Company. The Compensation Committee of the Board of Directors is reviewing an appropriate compensatory arrangement with Mr. Russell to compensate him for his services as non-executive Chairman of the Board of Directors of the Company, details of which are unavailable at the time of filing of this Form 8-K.

Section 9 Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits.

  (a) Not applicable.

  (b) Not applicable.

  (c) Exhibits.

     Exhibit 10.5 Form of Stock Option Agreement for stock option grants to employees or officers other than California residents.

     Exhibit 10.6 Form of notice of grant of stock option.

     Exhibit 99.1 Letter of resignation from Phillip Merrick dated October 2, 2004.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

By: /s/ MARY DRIDI

Name: Mary Dridi
Title: Chie Financial Officer

Date: October 7, 2004

Exhibit Index

Exhibit No.	Description
Exhibit 10.5	Form of Stock Option Agreement for stock option grants to employees or officers other than California residents.
Exhibit 10.6	Form of notice of grant of stock option.
Exhibit 99.1	Letter of resignation from Phillip Merrick dated October 2, 2004.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission.